Exhibit 99.2
UNAUDITED PRO FORMA FINANCIAL DATA
Effective November 20, 2009, pursuant to the terms of the Asset Sale and Purchase Agreement (“McMurdo Purchase Agreement”) dated November 2, 2009, between Digital Angel Corporation (the “Company”), together with its subsidiaries, Signature Industries Limited (“Signature”) and McMurdo Limited, and Orolia SA (the “Purchaser”), Digital Angel Corporation (“the Company’) completed the sale of certain assets of its U.K.-based McMurdo business unit (“McMurdo”). The proceeds totaled approximately $9.6 million, of which $1 million is being held in escrow for up to 12 months. The proceeds from the sale will be used to repay accounts payable, debt and to fund working capital.
The following unaudited pro forma condensed consolidated financial statements illustrate the effect of the McMurdo sale to the extent that the transaction has not yet been fully reflected in the Company’s historical consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2009 assumes the transaction occurred on September 30, 2009. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2008 and the nine months ended September 30, 2009, give effect to the sale as if it occurred at the beginning of each period presented. The unaudited pro forma condensed consolidated financial statements have been derived from, and should be read in conjunction with the Company’s historical consolidated financial statements, including the notes thereto, in the Company’s Annual Report of Form 10-K, for the year ended December 31, 2008 filed with the Securities and Exchange Commission (“SEC”) on March 31, 2009, the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2009 in which we represented our financial results for the year ended December 31, 2008 in accordance with the Consolidation Topic of the Financial Accounting Standards Board Accounting Standards Codification and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed with the SEC on November 9, 2009.
The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of operations that would have been achieved had the transaction described above occurred on the date indicated or that may be expected to occur in the future as a result of such transaction.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2009
(in thousands, except per share amounts)

	Digital Angel	Pro Forma		Digital Angel
	Corporation	Adjustments		Corporation
	Historical	McMurdo		Pro Forma

Assets
Current Assets
Cash	$2,027	$8,350	(a)
		(5,188	)(b)	$5,189

Restricted cash	196	—		196
Accounts receivable	10,590	(3,123	)(d)	7,467
Note receivable	450	—		450
Inventories	12,846	(2,896	)(a)	9,950
Deferred taxes	143	—		143
Other current assets	1,293	(147	)(d)	1,146
Current assets of discontinued operations	5	3,270	(d)	3,275

Total Current Assets	27,550	266		27,816

Restricted Cash	—	1,000	(a)	1,000
Property and equipment, net	8,352	(353	)(a)	7,999
Goodwill	8,514	(1,121	)(a)	7,393
Intangible assets, net	20,200	(3,719	) (a)	16,481
Note receivable	701	—		701
Other assets, net	624	—		624
Other assets from discontinued operations	5	—		5

	$65,946	$(3,927)		$62,019

Liabilities and Stockholders’ Equity
Current Liabilities
Notes payable and current maturities of long-term debt	$10,581	$—		$10,581
Accounts payable	14,079	(3,516	)(b)	10,563
Advances from factors	2,632	(1,672	)(b)	960
Accrued expenses	10,186	(1,667	)(d)	8,519
Deferred revenue	687	—		687
Current liabilities of discontinued operations	5	1,667	(d)
		850	(e)	2,522

Total Current Liabilities	38,170	(4,388)		33,832

Long-term debt and notes payable	2,644	—		2,644
Deferred taxes	2,556	(1,170	)(a)	1,386
Other liabilities	891	—		891

Total Liabilities	44,261	(5,508)		38,753

Digital Angel Corporation stockholders’ equity	21,591	2,853	(a)
		(850	)(e)	23,594
Noncontrolling interest	94	(422	)(a)	(328)

Total Stockholders’ Equity	21,685	1,581		23,266

Total Liabilities and Stockholders’ Equity	$65,946	$(3,927)		$62,019

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine-Months Ended September 30, 2009
(in thousands, except per share amounts)

	Digital Angel	Pro Forma		Digital Angel
	Corporation	Adjustments		Corporation
	Historical	McMurdo		Pro Forma

Revenue	$50,692	$(12,816	)(c)	$37,876

Cost of sales	29,863	(7,285	)(c)	22,578

Gross profit	20,829	(5,531)		15,298

Selling, general and administrative expenses	21,593	(2,735	)(c)	18,858
Research and development expenses	1,380	(527	)(c)	853
Restructuring, severance and separation expenses	455	—		455

Total operating expenses	23,428	(3,262)		20,166

Operating loss	(2,599)	(2,269)		(4,868)

Interest and other income (expense), net	671	(501	)(c)	170
Interest expense (income)	(1,738)	50	(c)	(1,688)

Loss from continuing operations before taxes	(3,666)	(2,720)		(6,386)

Benefit for income taxes	27	—		27

Loss from continuing operations	(3,639)	(2,720)		(6,359)

Income attributable to the noncontrolling interest, continuing operations	(27)	(41	)(c)	(68)

Net loss attributable to Digital Angel Corporation	$(3,666)	(2,761)		(6,427)

Loss from continuing operations per common share attributable to Digital Angel Corporation — basic and diluted	$(0.21)			$(0.36)

Weighted average number of common shares outstanding —basic and diluted	17,798			17,798

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2008
(in thousands, except per share amounts)

	Digital Angel	Pro Forma		Digital Angel
	Corporation	Adjustments		Corporation
	Historical	McMurdo		Pro Forma

Revenue	$78,172	$(15,912	)(c)	$62,260

Cost of sales	51,850	(9,508	)(c)	42,342

Gross profit	26,322	(6,404)		19,918

Selling, general and administrative expenses	34,295	(3,880	)(c)	30,415
Research and development expenses	3,146	(1,153	)(c)	1,993
Restructuring, severance and separation expenses	3,678	—		3,678
Goodwill and asset impairments	35,467	—		35,467

Total operating expenses	76,586	(5,033)		71,553

Operating loss	(50,264)	(1,371)		(51,635)

Interest and other income (expense), net	2,722	—		2,722
Interest expense	(10,892)	—		(10,892)

Loss from continuing operations before taxes	(58,434)	(1,371)		(59,805)

Benefit for income taxes	165	—		165

Loss from continuing operations	(58,269)	(1,371)		(59,640)

Income attributable to the noncontrolling interest, continuing operations	(122)	(21	)(c)	(143)

Net loss attributable to Digital Angel Corporation	$(58, 391)	$(1,392)		$(59, 783)

Loss from continuing operations per common share attributable to Digital Angel Corporation — basic and diluted	$(3.85)			$(3.94)

Weighted average number of common shares outstanding —basic and diluted	15,156			15,156

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED BALANCE SHEET AT SEPTEMBER 30, 2009 AND THE
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE
NINE-MONTHS ENDED SEPTEMBER 30, 2009 AND THE YEAR ENDED DECEMBER 31, 2008
ARE AS FOLLOWS:

Note 1	Basis of Presentation
The unaudited pro forma condensed consolidated statements of operations for the twelve months ended December 31, 2008 and the nine months ended September 30, 2009 presented herein have been prepared based on historical reported amounts, adjusted to reflect: (1) the disposition of McMurdo’s operations and the assumed reduction of interest expense from the retirement of advances from factor and payables required to be paid from the proceeds of the sale of McMurdo. In conjunction with the terms of the Asset Sale and Purchase Agreement, $1.0 million will be placed in a twelve-month escrow account to fund indemnification obligations, if any, that may arise during that time.
The unaudited pro forma balance sheet as of September 30, 2009 presented herein has been prepared based on historical reported amounts, adjusted to reflect: (1) the sale of McMurdo’s assets, including estimated proceeds received, net of the costs incurred; assets sold and transferred; and liabilities retired and contractual obligations settled.

Note 2	Sale of McMurdo’s Assets
The estimated net sales price and gain on the sale of McMurdo’s assets is as follows (in thousands):

Base sales price	$9,550
Less estimated transaction costs (2)	(200)

Net sales price to the Company, after transaction costs	$9,350

Consisting of:
Cash	$8,350
Restricted cash(1)	1,000

Net sales price to the Company, after transaction costs	9,350
Book value of assets sold or transferred	6,919

Estimated gain on sale of McMurdo’ assets (3)	$2,431

(1)	To be held in escrow after closing for twelve months to fund indemnification obligations, if any.

(2)	Estimate of transaction costs, including legal, banking and accounting fees.

(3)	Excluded from pro forma results of operations.

Note 3	Pro Forma Adjustments
The following are descriptions of the pro forma adjustments related to the transaction, identified as (a) through (e) in the accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet and Unaudited Pro Forma Condensed Consolidated Statements of Operations (in thousands):
(a)	Proceeds to be received from the sale of McMurdo’s assets pursuant to the Asset Sale and Purchase Agreement, less transaction costs of approximately $200 and the elimination of goodwill, intangible assets and the related deferred taxes associated with McMurdo. See Note 2 above for a more complete description of the proceeds and resulting gain on the sale of McMurdo’s assets.

(b)	Payment of McMurdo’s liabilities.
(c)	Elimination of the operating results of McMurdo.

(d)	To reflect the assets and liabilities not included as part of the sale, or required to be paid with the proceeds of the sale, as assets or liabilities of discontinued operations on the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

(e)	To record the estimated United Kingdom taxes due on the sale. Since these are a one-time charge, they are not included in the results of operations. They are reflected on the pro forma balance sheet.